EXHIBIT 3.4

[Stamped:]
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May 12 2004 11:28 AM       CORPORATION SERVICE COMPANIES                NO. 2957

                                                                   F040513000137
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                         Certificate of Amendment of the
                         Certificate of Incorporation of
                  Single Source Financial Services Corporation

               Under Section 805 of the Business Corporation Laws
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[Stamped:]  CSC 45

     FIRST: The name of the Corporation is Single Source Financial Services Corporation. The name under which the Corporation was formed is Ream Printing Paper Corp.

     SECOND: The Certificate of Incorporation was filed by the Department of State on September 19, 1994.

     THIRD: The Amendment of Certificate of Incorporation effected by this Certificate of Amendment are as follows:

     1. To change the name of the Corporation from Single Source Financial Services Corporation to Bio Solutions Manufacturing, Inc.

     FOURTH: To accomplish the foregoing amendment, Article 1 of the Certificate of Incorporation relating to the name of the Corporation is hereby stricken out in its entirety and the following new article is substituted in lieu thereof.

                                Article 1 - Name

     The name of this corporation is Bio Solutions Manufacturing, Inc.

     FIFTH: The manner in which the foregoing amendment of the Certificate of Incorporation was authorized is as follows:

       The foregoing amendment was approved by the unanimous vote of the Board of Directors and by the written consent of a greater number or proportion of the holders of securities required to approve such amendment.


Signed on May 2, 2004

                                  /s/ Krish V. Reddy
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                                  Krish V. Reddy, Ph.D., President of
                                  Single Source Financial Services Corporation